Exhibit 10.16

                          L E A S E    A G R E E M E N T

                                 BY AND BETWEEN:

                            MAURICE M. WEILL, TRUSTEE
                             FOR RUTHERFORD PROPERTY

                                   "Landlord"

                                      -and-

                                LOEHMANN'S, INC.
                             a Delaware corporation,

                                    "Tenant"

                           PREMISES:     299 Howmedica Way
                                         Rutherford, New Jersey

                           DATED:

                           PREPARED BY:  ROBERT K. BROWN, ESQ.
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                                TABLE OF CONTENTS

1.    LEASED PREMISES..................................................2

2.    TERM OF LEASE....................................................2

3.    RENT.............................................................3

4.    CONDITION OF LEASED PREMISES.....................................4

5.    USE..............................................................6

6.    REPAIRS AND MAINTENANCE..........................................6

7.    UTILITIES........................................................8

8.    TAXES............................................................8

9.    INSURANCE.......................................................10

10.   SIGNS...........................................................12

11.   FIXTURES........................................................12

12.   GLASS...........................................................13

13.   ASSIGNMENT AND SUBLETTING.......................................13

14.   FIRE AND CASUALTY...............................................15

15.   COMPLIANCE WITH LAWS, RULES AND REGULATIONS.....................17

16.   INSPECTION BY LANDLORD..........................................21

17.   DEFAULT BY TENANT...............................................21

18.   LIABILITY OF TENANT FOR DEFICIENCY..............................25

19.   NOTICES.........................................................26

20.   NON-WAIVER BY LANDLORD..........................................26

21.   RIGHT OF TENANT TO MAKE ALTERATIONS AND
      IMPROVEMENTS....................................................27

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22.   NON-LIABILITY OF LANDLORD.......................................28

24.   RESERVATION OF EASEMENT.........................................29

25.   AIR, GROUND AND WATER POLLUTION.................................29

26.   STATEMENT OF ACCEPTANCE.........................................29

27.   FORCE MAJEURE...................................................30

28.   STATEMENTS BY LANDLORD AND TENANT...............................30

29.   CONDEMNATION....................................................31

30.   QUIET ENJOYMENT.................................................32

31.   SURRENDER OF LEASED PREMISES....................................32

32.   INDEMNITY.......................................................33

33.   SHORT FORM LEASE................................................34

34.   LEASE CONSTRUCTION..............................................35

35.   BIND AND INURE CLAUSE...........................................35

36.   DEFINITIONS.....................................................35

37.   NET RENT........................................................35

38.   DEFINITION OF TERM OF "LANDLORD"................................36

39.   INTENTIONALLY OMITTED...........................................36

40.   LANDLORD'S REMEDIES.............................................36

41.   COVENANT AGAINST LIENS..........................................37

42.   BROKERAGE.......................................................38

43.   SUBORDINATION OF LEASE..........................................38

44.   PARKING.........................................................39

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45.   SECURITY........................................................39

46.   OPTION TO RENEW.................................................40

47.   SURVIVAL OF OBLIGATION..........................................41

48.   LOSS OF OPTION RIGHTS...........................................41

SCHEDULE "A"     -    PROPERTY DESCRIPTION
SCHEDULE "A-1"   -    SITE PLAN
SCHEDULE "B"     -    PARKING AREA
SCHEDULE "C"     -    DEMOLITION PLAN

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            THIS AGREEMENT, made the 6th day of October, 1998, by and between
MAURICE M. WEILL, TRUSTEE FOR RUTHERFORD PROPERTY, having an office at 51 Commerce Street, Springfield, New Jersey 07081, hereinafter called the "Landlord"; and LOEHMANN'S, INC., a Delaware corporation, having an office at 2500 Halsey Street, Bronx, New York 10461, hereinafter called the "Tenant."

                              W I T N E S S E T H:

            WHEREAS, the Landlord owns certain lands and premises in the Borough of Rutherford, County of Bergen and State of New Jersey, which said lands and premises are located at 299 Howmedica Way, and are more particularly referred to and described by metes and bounds on Schedule "A" annexed hereto and made a part hereof (the "Property"); and

            WHEREAS, the Landlord has erected a one-story industrial-type building containing approximately 404,000 square feet (hereinafter called the "Building") on the Property, of which Building the Tenant shall occupy approximately 272,000 square feet, outside outside dimensions to center line of common wall (hereinafter called the "Leased Premises"), all in accordance with the terms and conditions hereinafter mentioned and the considerations herein expressed,

            NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the Landlord does demise, lease and let unto the Tenant and the Tenant does rent and take from the Landlord the Leased Premises as described in
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Paragraph #1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

            1.    LEASED PREMISES

                  1.1 The Leased Premises shall consist of approximately 272,000 square feet of the Building, based on outside outside dimensions to center line of common wall, as said Building is located on the lands described on Schedule "A," and as shown on the site plan annexed hereto as Schedule "A-1," together with all improvements therein to be constructed by the Landlord for the use of the Tenant, together with all easements, improvements, tenements, appurtenances, hereditaments, fixtures and rights and privileges appurtenant thereto.

                  1.2 "Tenant's Percentage" for all lease purposes is hereby deemed to be 67.33%.

            2.    TERM OF LEASE

                  2.1 The Landlord leases unto the Tenant and the Tenant hires the aforementioned Leased Premises for the term of three (3) years, to commence on or about January 1, 1999, subject to the provisions of Article 2.2 hereof.

                  2.2 Subject to the terms and conditions of this lease, in the event the Leased Premises are delivered to the Tenant prior to or after January 1, 1999, the lease term of three (3) years shall commence on the first day of the next succeeding month following delivery of possession to the Tenant (hereinafter called the "Commencement Date") and shall continue for a term of three (3) years thereafter. The Tenant shall, however, pay to the Landlord a sum equal to the pro rata share of one (1) month's rent for that portion of the month from the date of delivery of the Leased Premises through the Commencement

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Date. During said period of partial monthly occupancy, if any, all other terms and conditions of this lease shall be applicable to the occupancy of the Leased Premises by the Tenant.

            3.    RENT

                  3.1 The Tenant covenants and agrees to pay, in good and useable funds, the annual rent ("Base Rent") of ONE MILLION TWO HUNDRED FIFTY ONE THOUSAND TWO HUNDRED AND 00/100 ($1,251,200.00) DOLLARS per annum, payable in equal installments in the sum of ONE HUNDRED FOUR THOUSAND TWO HUNDRED SIXTY SIX AND 67/100 ($104,266.67) DOLLARS per month, which monthly payments shall be made promptly in advance on the first day of each and every month during the term of the lease without demand and without offset or deduction, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth.

                  3.2 Any installment of Base Rent or additional rent accruing hereunder, and any other sum payable hereunder by Tenant to Landlord which is not paid prior to the fifth (5th) business day of any lease month, and which is not thereafter paid within seven (7) days following notice to Tenant that such payment is late, shall bear a late charge of five (5%) percent of such Base Rent or additional rent, to be paid therewith, and the failure to pay such charge shall be a default. Such late charge shall be deemed to be additional rent hereunder. It is expressly understood and agreed that the foregoing late charge is not a penalty, but agreed upon compensation to the Landlord for administrative costs incurred by Landlord in connection with any such late payment. In addition, any payment of Base Rent or additional rent, which is not paid within thirty (30) days of the date upon which it is due shall require the payment of interest at the prime rate established by

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Chase Bank, N.A., from time to time, plus four (4%) percent, calculated from the date that such payment was due through the date that any such payment is actually made.

                  3.3 Receipt and acceptance by Landlord of any Base Rent, additional rent (collectively, "Rent") and any other charge with knowledge of Tenant's default in any covenant or condition of this lease shall not be deemed a waiver of such default.

                  3.4 Simultaneously with the execution hereof, the Tenant has delivered to the Landlord the first monthly installment of Base Rent payable hereunder, together with the security deposit referred to herein.

                  3.5 Notwithstanding anything hereinabove contained to the contrary, it is understood and agreed that Tenant shall be responsible to pay for all utilities services. to the Leased Premises, and all real estate taxes attributable thereto, commencing on November 1, 1998. It is further understood and agreed that, provided the Leased Premises are delivered to the Tenant for the purpose of the installation by Tenant of its property equipment and fixtures, on or before October 1, 1998, Tenant shall commence the payment of Base Rent on January 1, 1999.

            4.    CONDITION OF LEASED PREMISES

                  It is expressly understood and agreed that the Leased Premises shall be delivered to Tenant in an "as is" condition, except that Landlord shall:

                  1) Landlord shall deliver the Leased Premises with all building systems (including mechanical doors and dock plates) in good working order and condition and with the roof free of leaks;

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                  2) Repaint and recarpet the upstairs and downstairs office space contained within the Leased Premises (including the cafeteria area) and install new ceiling tiles therein;

                  3) Clean and/or replace light fixtures within the upstairs and downstairs office areas, where necessary;

                  4) Deliver all bathroom facilities in clean, good working order;

                  5) Demolish the existing battery charging area located in the warehouse portion of the Leased Premises;

                  6) Construct a new, non-enclosed battery charging area at a location, and in accordance with specifications, to be mutually agreed upon by Landlord and Tenant;

                  7) Landlord shall demolish certain walls between the warehouse and loading areas of the Leased Premises, it being understood and agreed that the walls to be demolished are shown on the plan which is annexed hereto and made a part hereof as Schedule "C"; and

                  8) Stripe and mark 150 parking spaces for the exclusive use of Tenant.

                  9) Regrade the parking area as shown in the Plan annexed hereto and made a part hereof as Schedule "B."

                  10) Replace light bulbs In the warehouse area of the Leased Premises, as required.

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            5.    USE

                  The Tenant covenants and agrees to use and occupy the Leased Premises for offices and warehousing purposes only (but including warehouse sales, as permitted by the municipality), which use by Tenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction thereof.

            6.    REPAIRS AND MAINTENANCE

                  6.1 The Landlord shall, with due diligence, at its own cost and expense, maintain and make all repairs to the exterior bearing walls and metal panels and foundation of the Leased Premises, correct any structural problem with the floor of the Leased Premises, provided the same was caused by the design or the construction of the same, and Landlord shall be responsible for any required replacement of the roof of the building, provided that any damage to the foregoing is not caused by the negligence of the Tenant, its servants, employees, invitees or agents. The Landlord shall, subject to reimbursement by Tenant of Tenant's Percentage of the cost thereof, undertake the maintenance and repair of the roof of the building, and the maintenance, repair and replacement of the roof leaders, flashings, metal gravel stops, gutters and drains. Tenant shall reimburse Landlord within thirty (30) days after written demand for any cost attributable to Tenant's Percentage with respect to the foregoing, provided that Landlord shall furnish to Tenant a breakdown of such cost and computation of Tenant's pro rata obligation with respect thereto.

                  6.2 The Tenant shall, except as provided in Article 6.1 above, take good care of the Leased Premises and, at its cost and expense, keep and maintain in good

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repair the interior and the exterior loading docks of the Leased Premises, including, but not limited to the floor, loading dock, windows and doors, the air-conditioning and heating plant, the plumbing, pipes and fixtures belonging thereto; and shall replace all mechanical systems and working parts used in connection with the air-conditioning, electrical, heating and plumbing plants, fixtures and systems, including ballasts and fluorescent fixtures; and shall keep the water and sewer pipes serving only the Leased Premises and connections free from ice and other obstructions, and shall generally maintain and repair the interior and the exterior loading docks of the Leased Premises (except as provided in Articles 6.1 and 6.3) and shall, at the end of the expiration of the term, deliver up the Leased Premises in good order and condition, damages by the elements, ordinary wear and tear excepted. Tenant shall enter into a maintenance contract in connection with the maintenance and repair of all mechanical systems serving the Building. Said contract shall be with a reputable, recognized contractor who is reasonably acceptable to Landlord, and said contract shall provide for inspection and service every two (2) months during the term of this lease. Tenant shall promptly forward a copy of such contract, promptly upon Tenant's receipt of same. Notwithstanding anything hereinabove contained to the contrary, Landlord shall be responsible for any required full replacement of the heating, ventilating and air conditioning system serving the Leased Premises. The Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Leased Premises, or any overloading of the floors of the Building.

                  6.3 The Tenant shall reimburse the Landlord for Tenant's Percentage of the Landlord's total expense in maintaining and repairing the lawns, shrubbery, driveways and parking areas of the entire Property, which said sum shall be paid by the

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Tenant to the Landlord within thirty (30) days from the date of billing and the
Landlord shall supply to the Tenant, at its request, a complete breakdown of the cost items. The Landlord shall, subject to reimbursement by Tenant of Tenant's Percentage of the cost thereof, keep the walks and parking areas of the Property free and clear of ice, snow and debris.

                  6.4 The cost of all of the work to be performed by Landlord pursuant to this Article 6 shall be customary and reasonable and all invoices delivered to Tenant shall be accompanied by supporting documentation.

            7.    UTILITIES

                  The Tenant shall, at its own cost and expense, pay all utility meter and service charges applicable to the Leased Premises, including gas, sewer, electric, water and pro rata standby sprinkler charges, if any, janitorial and garbage disposal service.

            8.    TAXES

                  8.1 The Tenant shall, during the term of the lease, promptly pay monthly, as additional rent, together with the Base Rent to be paid pursuant to Article 3, one- twelfth (1/12th) of Tenant's Percentage of all real estate and personal property taxes assessed against the Property for land; Building and improvements, including such added assessment or omitted assessment which may be levied against the premises for the year 1999, et seq., by the applicable governmental taxing authority, said obligation to be prorated as of the Commencement Date and as of the date of expiration hereunder as applicable. In addition to the obligation to pay Tenant's Percentage of real estate taxes as herein set forth, the Tenant shall, during the term of this lease, pay Tenant's Percentage of any levy for the installation of local improvements affecting the Property as may be assessed by any governmental boards or bureaus having jurisdiction thereof. Any assessment or impositions for capital or

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public improvements which may be payable by law at the option of the taxpayer in installments, may be so paid by the Tenant in installments, as to Tenant's Percentage thereof, together with any required interest, which obligation shall be prorated as of the Commencement Date and as of the date of expiration hereunder, as applicable. The real estate tax obligation of the Tenant hereinabove set forth shall include Tenant's Percentage, if levied, of any tax or imposition which may be levied by any governmental authority, agency or subdivision thereof having jurisdiction applicable to parking lot usage. The Landlord shall furnish to Tenant annually a copy of the annual real estate tax bill and a breakdown of Tenant's portion thereof. In the event of any change in tax rate which shall require an adjustment of increase or decrease in Tenant's annual tax obligation, such difference shall be adjusted by Landlord and Tenant annually during the month of August of each lease year, or as soon thereafter as is possible.

                  8.2 If at any time during the term of this lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Property or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of Property, then and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant pro rata in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within lease.

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                  8.3 Nothing in this lease contained shall require the Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or Federal Income Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real property taxes as a result of such change in the manner and scope of taxation as hereinbefore provided in Article 8.2.

                  8.4 In the event Landlord contests any assessment or levy of taxes on the Property, Tenant shall be credited with Tenant's Percentage of any refund or rebate received by Landlord, to the extent that Tenant has paid any portion of the taxes being refunded or rebated, after first deducting the reasonable costs and expenses incurred by Landlord in contesting or litigating said assessment. Tenant shall have no right to file any tax appeal affecting the Property.

            9.    INSURANCE

                  9.1 The Landlord will, subject to reimbursement by Tenant of Tenant's Percentage of the cost thereof, obtain for the benefit of the Landlord, wherein the Landlord shall be the named insured, fire insurance with full extended coverage, including flood insurance if required by Landlord, insuring the real property of which the Leased Premises are a part in an amount and value equivalent to the full replacement value of all the insurable improvements on the Property, without any deductible clause, which policy of insurance shall include broad form boiler and machinery coverage (inclusive of air- conditioning system, if any), together with insurance coverage against sprinkler damage to the Building and its improvements. Said insurance, in any event, shall not be less than the amount of any first mortgage which may be placed on the Property by the Landlord and shall be in such form as any such bona fide mortgagee may reasonably require. The Landlord

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shall have the right from time to time to determine the full replacement value as may be required to comply with full replacement insurance requirements. The insurance to be obtained by Landlord shall include casualty rent insurance payable to and insuring the interest of the Landlord as to the value of the rental obligation hereunder to the extent of one (1) year's gross rental value (inclusive of real estate taxes and applicable insurance premiums). The cost of the insurance to be obtained by Landlord shall be customary and reasonable and the limits of insurance shall be customary for similar properties located in the immediate geographical area of the Property.

                  9.2 The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of THREE MILLION ($3,000,000.00) DOLLARS. Said policy shall be a single limit policy. The Tenant further covenants and agrees that it will add as a party insured by such policy the interest of the Landlord and will furnish Landlord with a certificate of said liability insurance prior to the commencement of the term of this lease. The Tenant agrees that such insurance coverage will be maintained in full force and effect during the term of the lease.

                  9.3 Tenant hereby agrees to reimburse Landlord for Tenant's Percentage of the cost of excess liability coverage in the amount of up to SIXTY MILLION ($60,000,000.00) DOLLARS, pursuant to an "umbrella policy" to be obtained by Landlord, with respect to any premium or portion thereof applicable solely to the Property. The Tenant's obligation under this Article 9.3 shall not exceed the sum of ONE THOUSAND FIVE HUNDRED ($1,500.00) DOLLARS per annum.

                  9.4 The Landlord and Tenant mutually waive all right of recovery against each other, their agents, servants or employees, for any loss, damage or injury of any

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nature whatsoever to property or person for which either party is insured. Each party shall obtain from its insurance carrier waivers of subrogation rights under their respective policies which shall be included within the terms of the policies and will furnish evidence of such waiver upon request.

            10.   SIGNS

                  The Tenant shall have the right and privilege of erecting on and at the Leased Premises only such signs as are required by Tenant for the purpose of identifying the Tenant, subject to the prior written approval thereof by Landlord, which approval shall not be unreasonably withheld. The said signs shall comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof. The erection of such signs shall not cause any structural damage to the Building. It is expressly understood and agreed that the Tenant shall not erect roof signs.

            11.   FIXTURES

                  11.1 The Tenant is given the right and privilege of installing and removing property, equipment and fixtures in the Leased Premises during the term of the lease. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, equipment and fixtures or other property prior to any such dispossess or removal, then and in that event, the said property, equipment and fixtures or other property shall be deemed at the option of the Landlord to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such property and charge the reasonable cost and expense of removal, storage and disposal to the Tenant.

                  11.2 Anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that the Tenant may install, connect and operate

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equipment as may be deemed necessary by the Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this lease, the machinery, fixtures and equipment belonging to the Tenant shall at all times be considered and intended to be personal property of the Tenant, and not part of the realty, and subject to removal by the Tenant, provided at the time of such removal, that the Tenant is not in default pursuant to the terms and conditions of this lease, and that the Tenant, at its own cost and expense, pays for any damage to the Building caused by such removal.

            12.   GLASS

                  The Tenant expressly covenants and agrees to replace any broken glass in the windows or other apertures of the Leased Premises which may become damaged or destroyed at Tenant's cost and expense.

            13.   ASSIGNMENT AND SUBLETTING

                  13.1 The Tenant may not assign this lease or sublet the Leased Premises, or any part thereof, unless it shall first advise the Landlord in writing, by certified mail, return receipt requested, of its intention to assign or sublease. In such event, the Landlord shall have ninety (90) days from receipt of such notice to elect to recapture the Leased Premises and terminate the within lease or to consent to the assignment of the lease or the sublease of the Leased Premises, which consent shall not be unreasonably withheld, providing the proposed assignee or subtenant is financially responsible, and shall assume in writing the terms and conditions of the within lease on the part of the Tenant to be performed. In connection with any permitted assignment or subletting, the Tenant shall pay

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to the Landlord one half of any increment in rent, or other consideration received by Tenant in lieu thereof, per square foot per annum over the annual Base Rent then in effect.

                  13.2 The Landlord's consent shall not be required and the terms and conditions of Article 13.1 shall not apply as to Landlord's right of first refusal to recapture if the Tenant assigns or subleases the Leased Premises to a parent, subsidiary, affiliate or a company into which Tenant is merged or with which Tenant is consolidated, or to the purchaser of all or substantially all of the assets of Tenant.

                  13.3 In the event of any assignment or subletting permitted by the Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the within lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this lease. No such assignment or subletting shall be made to any Tenant who shall occupy the Leased Premises for any use other than that which is permitted to the Tenant, or for any use which may be deemed by the Landlord to be disreputable or extra hazardous, which would subject the Property to the provisions of ISRA, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction.

            14.   FIRE AND CASUALTY

                  14.1 In case of any damage to or destruction of the Building by fire or other casualty occurring during the term of this lease which is not covered by the insurance required to be carried by Article 9.1, or in the case of damage to or destruction of the Leased Premises which cannot be repaired within one hundred eighty (180) days from the happening of such casualty, then, in such event, the term hereby created shall, at the

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option of either party, upon written notice to the other by certified mail, return receipt requested, within thirty (30) days of such fire or casualty, cease and become null and void from the date of such destruction or damage. However, if neither party shall elect to cancel this lease within the thirty
(30) day period hereinabove provided, the Landlord shall thereupon repair and restore the Leased Premises with reasonable speed and dispatch, and the rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after said Leased Premises are restored. Landlord, in any event, shall advise Tenant in writing as to whether or not the Leased Premises can be restored within the one hundred eighty (180) day period from the date of such casualty. Anything in this Article 14 to the contrary notwithstanding, it is expressly understood and agreed that the Landlord shall be obligated to restore the Leased Premises only to the extent of such cost as will be equivalent to the proceeds received by Landlord pursuant to the fire insurance coverage to be provided to Landlord as in Article 9 provided. If the insurance proceeds are not sufficient to restore the Leased Premises to substantially the same condition which they were in prior to the casualty, then the Landlord shall have a period of thirty (30) days within which to determine whether to terminate the term hereby created unless the Landlord and Tenant shall mutually agree to the funding of any such excess construction costs. In the event of cancellation in accordance with this Article, the Tenant shall immediately surrender the Leased Premises and the Tenant's interest in said lease to the Landlord, and the Tenant shall only pay rent to the time of such destruction or damage, in which event, the Landlord may re-enter and repossess the Leased Premises thus discharged from this lease and may remove all parties therefrom.

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                  14.2 In the event of any other insured casualty, which shall be repairable within one hundred eighty (180) days from the happening of such damage or casualty, the Landlord shall repair and restore the Leased Premises with reasonable speed and dispatch, and the rent shall abate and be equitably apportioned as the case may be as to any portion of the Leased Premises which shall be unfit for occupancy by the Tenant, or which cannot be used by the Tenant so as to conduct its business. The rent, however, shall accrue and recommence immediately upon restoration of the Leased Premises.

                  14.3 Nothing hereinabove contained with respect to the Tenant's right to abate rent under proper conditions shall be construed to limit or affect the Landlord's right to payment under any claim for damages covered by the rent insurance policy pursuant to the contract therefor required to be provided pursuant to Article 9 of this lease.

                  14.4 For the purposes of this Article 14, in determining what constitutes reasonable speed and dispatch, consideration shall be given for delays which would be excuses for non-performance as in Article 27 hereinafter provided (Force Majeure).

                  14.5 In the event of such fire or casualty as above provided, wherein the Landlord shall rebuild, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. In any event, the Tenant shall assume at its sole risk the responsibility for damage or security with respect to such fixtures and equipment in the event the Building area where the same may be located has been damaged, until the Building shall be restored and made secure.

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                  14.6 Anything in this Article 14 to the contrary
notwithstanding, it is expressly understood and agreed that wherever reconstruction shall be undertaken, in the event of damage or casualty as in this Article 14 provided, the Landlord shall prosecute such reconstruction with reasonable speed and dispatch. In the event, however, such reconstruction or repair shall not be completed within seven (7) months from the date of such damage or casualty, then, in that event, the Tenant shall have the option at the expiration of the seven (7) month period to terminate the lease by notice in writing by Tenant to Landlord by certified mail, return receipt requested. In the event of such termination, neither party shall thereafter have any further liability, one to the other, in accordance with the terms and conditions of the lease. The Landlord during such period of reconstruction shall give the Tenant reasonable notice at least thirty (30) days in advance of the date on which the Building shall be ready for reoccupancy.

            15.   COMPLIANCE WITH LAWS, RULES AND REGULATIONS

                  15.1 (i) The Tenant covenants and agrees that upon acceptance and occupancy of the Leased Premises, it will, during the lease term, promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, applicable to the Leased Premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Leased Premises, arising from the operations of the Tenant therein.

                       (ii) The Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Tenant of the Leased Premises in the conduct of its business.

                       (iii) The Tenant covenants and agrees that it will not commit any nuisance, nor permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create a nuisance. The Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Tenant's operations in the Leased Premises in accordance with reasonable regulations established by the Landlord from time to time in order to keep the Leased Premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

                  15.2 In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall neglect or fail to make any necessary repairs, then the Landlord or the Landlord's agents may after thirty
(30) days' notice (except for emergency repairs, which may be made immediately) enter said Leased Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant, subject to the rights of the Tenant as hereinabove mentioned in the manner as in this lease otherwise provided.

                  15.3 Without limiting anything hereinabove contained in this
Article 15, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) hereinafter referred to as "ISRA," and all regulations promulgated thereto (or under its predecessor statute, the New Jersey Environmental Cleanup Responsibility Act) prior to the expiration or earlier termination of the within lease, or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Leased Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to two times the annual Base Rent then in effect, prorated on a monthly basis, together with all applicable additional rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Article 15.3. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection, hereinafter referred to as "NJDEP," or an approved "negative declaration," "no further action letter" or a "remediation action workplan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the property indicated on Schedule "A," or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any-remediation of the Property is required in connection with the conduct by Tenant of its business in the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is caused solely by Tenant through its use and occupancy of the Leased Premises in connection with the operation of its business. Tenant hereby represents and warrants that its Standard Industrial Classification No. is 5621, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration or earlier termination of the lease term.

            16.   INSPECTION BY LANDLORD

                  The Tenant agrees that the Landlord's agents, and other representatives, shall have the right, during normal business hours, to enter into and upon the Leased Premises, or any part thereof, at all reasonable hours for the purpose of examining the same. or for exhibiting the same to prospective tenants and purchasers in the presence of a representative of Tenant (except in the event of emergency) or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of the Tenant (except in the event of emergency).

            17.   DEFAULT BY TENANT

                  17.1 Each of the following shall be deemed a default by Tenant and breach of this lease:

                           (1)(i) filing of a petition by the Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute;
                              (ii) dissolution or liquidation of the Tenant;
                              (iii) appointment of a permanent receiver or a permanent. trustee of all or substantially all the Property of the Tenant;
                              (iv) taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant;
                              (v) making by the Tenant of an assignment for the benefit of creditors; or
                              (vi) abandonment, desertion or vacation of the Leased Premises by Tenant.

                  If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this lease by ten (10) days' notice to the Tenant, and this lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the lease.

                          (2) (i) Default in the payment of the Base Rent or additional rent herein reserved or any part thereof for a period of seven
      (7) days after the same is due and payable as in this lease required.

                              (ii) A default in the performance of any other covenant or condition of this lease on the part of the Tenant to be performed for a period of thirty (30) days after notice. For purposes of this subdivision (2)(ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

                  17.2 In case of any such default under Article 17.1(2) and at any time thereafter following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon the Tenant electing to terminate this lease upon a specified date not less than seven (7) days after the date of serving such notice and this lease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted; however, a default under Article 17.1(2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant. In addition, Landlord shall have the right to terminate this Lease in the event that Tenant is consistently late in the punctual payment of Base Rent and/or Additional Rent required to be paid under this Lease as shall be evidenced by late payments made during any period of four (4) month's during any twelve (12) month period, measured from the date of the first late payment. "Late payment," as used herein, shall be deemed to mean any payment not made within seven (7) days following written notice from Landlord to Tenant that the same is past due.

                  17.3 In case this lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, reenter and resume possession of the Leased Premises, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law without being liable for any damages, provided any entry pursuant to the foregoing shall be in accordance with law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this lease.

                  17.4 In case this lease shall be terminated as hereinafter provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Leased Premises, for any period equal to or greater or less than the remainder of the then current term,. for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. Landlord agrees that it will take reasonable steps to mitigate Tenant's damages. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Leased Premises in excess of the Rent reserved in this lease.

                  17.5 (1) In case this lease be terminated by summary proceedings, or otherwise, as provided in this Article 17, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from the Tenant, the following:

                              (i) a sum equal to all expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of said Leased Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord; and

                              (ii) A sum equal to all damages set forth in this
      Article 17 and in Article 18 hereinafter referred to.

                        (2) Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article 17 and subsections hereof without waiting until the end of the then current term.

                        (3) All sums which Tenant has agreed to pay by way of taxes, sewer charges, water rents or water meter charges, insurance premiums and other similar items becoming due from time to time under the terms of this lease, shall be deemed additional rent reserved in this lease within the meaning of this Article 17 and subsections hereof.

                        (4) Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of section 502(b)(6) of the Bankruptcy Code, 11 U. S. C. Section 502(b)(6), or any successor statute.

            18.   LIABILITY OF TENANT FOR DEFICIENCY

                  In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the default by the Tenant and the re-entry of the Landlord as permitted by the terms and conditions contained in this lease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the Leased Premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the Rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained. Anything herein contained to the contrary notwithstanding, the rent referred to shall include the stated reserved Base Rent together with all additional rent and charges required to be paid by the Tenant under the lease including but not limited to taxes and insurance costs, and the costs of re-renting.

            19.   NOTICES

                  All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Landlord may designate in writing.

                  All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this lease, Attention: President and/or such other place as the Tenant shall designate in writing.

            20.   NON-WAIVER BY LANDLORD

                  The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any option of the Landlord herein conferred in any one or more instances, shall not be construed as a waiver by the Landlord of any of its rights or remedies in this lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

            21.   RIGHT OF TENANT TO MAKE ALTERATIONS AND
                  IMPROVEMENTS

                  21.1 The Tenant may make alterations, additions or improvements to the Leased Premises only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the Leased Premises, or in the mechanical systems serving said Leased Premises, or do not lessen the value of the Leased Premises or the Building. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the lease term. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased Premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

                  21.2 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

                  21.3 It is expressly understood and agreed that in the event alterations or improvements required by Tenant are performed by Landlord's designated contractor, Tenant shall make payments to said contractor strictly in accordance with the agreement entered into between said parties. Default in payment by Tenant under said construction contract shall be deemed to be a default under this lease for which Landlord shall have the right of termination as hereinbefore set forth in Article 17.

            22.   NON-LIABILITY OF LANDLORD

                  22.1 It is expressly understood and agreed by and between the parties to this agreement that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty.

                  22.2 It is expressly understood and agreed that in any event, the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, except for the negligence or willful misconduct of the Landlord or the Landlord's agents, servants, or employees.

            23.   WARRANTY OF TITLE

                  Landlord represents that it has title to the Property, Building and Leased Premises which are the subject of this lease and that it has the full right, capacity and authority to enter into the within lease agreement.

            24.   RESERVATION OF EASEMENT

                  The Landlord reserves the right, easement and privilege to enter on the Leased Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs, the Landlord, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and the Landlord shall indemnify and save the Tenant harmless in connection with such installations.

            25.   AIR, GROUND AND WATER POLLUTION

                  The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of air, ground or water pollution caused by the Tenant in its use of the Leased Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim the Tenant is causing water, ground or air pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by the Tenant by its use of the Leased Premises. This covenant shall survive the expiration or earlier termination of this lease.

            26.   STATEMENT OF ACCEPTANCE

                  During the term of this lease, the Tenant agrees that it will furnish to the Landlord a statement that the lease is in full force and effect in accordance with its terms, together with such other affirmative covenants as may be required by Landlord's mortgagee or for other business purposes, so as to provide for Landlord's benefit, an estoppel certificate as the same may be required from time to time for legitimate business purposes of Landlord. Said statement shall set forth the Commencement Date and the date of expiration of the lease term.

            27.   FORCE MAJEURE

                  Except for the obligation of the Tenant to pay rent and other charges as in this lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

            28.   STATEMENTS BY LANDLORD AND TENANT

                  Landlord and Tenant agree at any time and from time to time upon not less than ten (10) days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the Base Rent and other charges have been paid in advance, if any; it being intended that any such statement delivered pursuant to this paragraph may be relied upon as to the facts contained therein.

            29.   CONDEMNATION

                  29.1 If due to condemnation or taking or seizure by any authority having the right of eminent domain, (i) more than ten (10%) per cent of Tenant's Leased Premises is taken, or (ii) in the event that more than twenty-five (25%) per cent of the ground is taken (including the parking areas, but exclusive of front, side and rear set back areas), or (iii) if access to the Leased Premises be denied, which taking in the manner hereinabove referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the Building, ground area, parking area, or deny access to these Leased Premises, then and in either of such events as hereinabove provided, the lease term created shall, at the option of the Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Leased Premises, its use of the ground area, parking area, or area of access to the Leased Premises. The Tenant shall only be responsible for the payment of rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

                  29.2 In the event of any partial taking which would not be cause for termination of the within lease or in the event of any partial taking in excess of the percentages provided in Article 29.1, and in which event the Tenant shall elect to retain the balance of the Leased Premises remaining after such taking, then and in either event, the rent shall abate in an amount mutually to be agreed upon between the Landlord and Tenant based on the relationship that the character of the property taken bears to the property which shall remain after such condemnation. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, the Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Leased Premises, at the Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the Building and/or improvements to the extent of the condemnation award.

            30.   QUIET ENJOYMENT

                  The Landlord further covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this lease, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforesaid.

            31.   SURRENDER OF LEASED PREMISES

                  On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the Leased Promises made by Tenant as permitted under the lease. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant and not permitted or consented to by the Landlord pursuant to the terms and conditions of the lease, which covenant shall survive the surrender and the delivery of the Leased Premises as provided hereunder. Prior to the expiration of the lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the lease termination and surrender hereinabove provided. If the Leased Premises are not surrendered at the end of the lease term, Tenant shall be responsible to pay Landlord, monthly, an amount equal to twice the monthly installment of Base Rent payable by Tenant prior to the expiration or earlier termination of this lease for each month or part thereof that Tenant holds over in the Leased Premises.

            32.   INDEMNITY

                  Anything in this lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to
Article 9 hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorney's fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this lease:

                        (i) Any matter, cause or thing arising out of Tenant's use, occupancy, control or management of the Leased Premises and any part thereof;

                        (ii) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

                        (iii) Any accident, injury, damage to any person or property occurring in, or about the Leased Premises;

                        (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with.

                        (v) Subject to the exception set forth in Article 22.1, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Landlord, its agents, servants or employees, it being understood and agreed that Landlord shall be fully responsible to indemnify, defend and save harmless the Tenant against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Tenant by reason of such matters.

            Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

            33.   SHORT FORM LEASE

                  It is understood between the parties hereto that this lease will not be recorded, but that a short form lease, describing the property leased hereby, giving the term of this lease, and making particular mention of any special clauses as herein contained, may be recorded by Landlord in accordance with the laws governing and regulating the recording of such documents in the State of New Jersey.

            34.   LEASE CONSTRUCTION

                  This lease shall be construed pursuant to the laws of the State of New Jersey.

            35.   BIND AND INURE CLAUSE

                  The terms, covenants and conditions of the within lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be.

            36.   DEFINITIONS

                  The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

            37.   NET RENT

                  It is the purpose and intent of the Landlord and Tenant that the rent shall be absolutely net to Landlord, so that this lease shall yield, net, to Landlord, the rent specified in Article 3 hereof in each month during the term of the lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises which may arise or become due during or out of the term of this lease, shall be paid by the Tenant, except for such obligations and charges as have otherwise expressly been assumed by the Landlord in accordance with the terms and conditions of the lease. Nothing herein shall require the Tenant to undertake obligations in connection with the sale or mortgaging of the Leased Premises, unless otherwise expressly provided in accordance with the terms and conditions of this lease.

            38.   DEFINITION OF TERM OF "LANDLORD"

                  When the term "Landlord" is used in this lease it shall be construed to mean and include only the owner of the fee title of the Leased Premises. Upon the transfer by the Landlord of the fee title hereunder, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested of the name of the Landlord's transferee. In such event, the then Landlord shall. be automatically freed and relieved from and after the date of such transfer of title of all liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of the Landlord to be performed pursuant to the terms and conditions of the within lease.

            39.   INTENTIONALLY OMITTED

            40.   LANDLORD'S REMEDIES

                  40.1 The rights and remedies given to the Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

                  40.2 In addition to any other legal remedies for violation or breach by or on the part of the Tenant or by any undertenant or by anyone holding or claiming under the Tenant or any one of then, of the restrictions, agreements or covenants of this lease on the part of the Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord.

                  40.3 No receipt of money by the Landlord from any receiver, trustee or custodian, debtor in possession, or any permitted subtenant, shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee or custodian, debtor in possession, or any permitted subtenant, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

                  40.4 The prevailing party in a suitable action at law, or in equity, shall be entitled to reimbursement from the other party of such prevailing party's reasonable attorney's fees and costs incurred in enforcing the terms and conditions of this Lease on the part of the other party to be performed. Tenant further agrees to reimburse Landlord for Landlord's attorney's fees incurred in connection with the review by Landlord of any Landlord's waiver, assignment or sublet agreement or any other documentation reviewed by Landlord at Tenant's request. Such amounts shall be deemed to be additional rent payable hereunder and shall be paid to Landlord upon demand.

            41.   COVENANT AGAINST LIENS

                  Tenant agrees that it shall not knowingly encumber, or suffer or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this lease in any way whatsoever. The violations of this Article shall be considered a breach of this lease.

            42.   BROKERAGE

                  The parties mutually represent to each other that GENET REALTY, is the sole broker who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within lease, it being understood and agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage in connection with this lease transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Tenant.

            43.   SUBORDINATION OF LEASE

                  This lease shall be subject and subordinate at all times to the lien of any bona fide mortgages now or hereafter placed on the land and Building and Leased Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the lease to the lien of any such mortgage or ground rent or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person. Landlord hereby agrees that it shall obtain, for the benefit of Tenant, a Subordination, Non-Disturbance and Attornment Agreement from Landlord's current mortgagee and from all future mortgagees of the Property. Any such Subordination, Non-Disturbance and Attornment Agreement shall be written on the applicable mortgagee's customary form, provided that such form cannot materially change the terms and conditions of this Lease.

            44.   PARKING

                  Landlord shall provide 150 parking spaces for the exclusive use of Tenant, and Tenant's agents, servants, employees and invitees, as shown on the site plan which is annexed hereto and made a part hereof as Schedule "A-1." Tenant shall not have the right to utilize any other parking spaces located on the Property. The parties agree that they will not permit the access driveways to be blocked so as to unreasonably interfere with the use of said access driveways and the parking area.

            45.   SECURITY

                  Upon execution of this lease, the Tenant shall deposit with the Landlord the sum of ONE HUNDRED FOUR THOUSAND TWO HUNDRED SIXTY SIX AND 67/100 ($104,266.67) DOLLARS as security for the full and faithful performance of this lease upon the part of the Tenant to be performed. Upon termination of this lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this lease, the Landlord shall return the said sum of ONE HUNDRED FOUR THOUSAND TWO HUNDRED SIXTY SIX AND 67/100 ($104,266.67) DOLLARS to the Tenant. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall not bear interest. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this lease. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated.

            46.   OPTION TO RENEW

                  (1) Provided the Tenant is not in default pursuant to the terms and conditions of this Lease, the Tenant is hereby given the right and privilege to renew the within Lease, for one (1) renewal period to commence at end of the initial term of this Lease, which renewal period shall be for a term of either (a) one (1) year or (b) five (5) years. In the event Tenant elects to exercise this option to renew, Tenant shall specify the term of the renewal period in the notice to be given to Landlord exercising the option to renew. said renewal shall be upon the same terms and conditions as in this Lease contained, except that Tenant shall pay Base Rent during the renewal period in the amount of ONE MILLION FOUR HUNDRED SIXTY EIGHT THOUSAND EIGHT HUNDRED AND 00/100 ($1,468,800.00) DOLLARS per annum, payable in equal installments in the amount of ONE HUNDRED TWENTY TWO THOUSAND FOUR HUNDRED AND 00/100 ($122,400.00) DOLLARS per month.

                  (2) In the event that Tenant exercises its option to extend the term of this Lease for a period of five (5) years, pursuant to the provisions of Article 46(1) above, Tenant shall have the right and privilege to renew the within Lease for an additional period of five (5) years, to commence at the end of the first-renewal period, upon the same terms and conditions as in this Lease contained, except that Tenant shall pay Base Rent during said second renewal period in the amount of ONE MILLION SEVEN HUNDRED SIXTY

EIGHT THOUSAND AND 00/100 ($1,768,000.00) DOLLARS per annum, payable in equal installments in the amount of ONE HUNDRED FORTY SEVEN THOUSAND THREE HUNDRED THIRTY THREE AND 33/100 ($147,333.33) DOLLARS per month.

                  (3) The right, option, and privilege of the Tenant to renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, twelve (12) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than twelve (12) months prior to the date fixed for termination of the original term or first renewal term of this lease, as applicable.

                  (4) The obligation to pay the Base Rent as adjusted hereinabove provided shall be in addition to the obligation to pay all additional rent and other charges required by the terms and conditions of this lease.

            47.   SURVIVAL OF OBLIGATION

                  It is expressly understood and agreed that in the event there are any obligations of Tenant with respect to payment or performance as required under the terms and conditions of this lease that shall have not been performed prior to the expiration or termination of the lease in accordance with its terms, such obligation, including the obligation to make rent adjustments and other lease adjustments, shall survive the expiration or termination of the lease term and surrender of the Leased Premises by the Tenant to the Landlord.

            48.   LOSS OF OPTION RIGHTS

                  Anything in this lease to the contrary notwithstanding, it is expressly understood and agreed that the Option to Renew as provided in Article 46 shall be deemed null and void and of no further force and effect upon notice by Landlord to Tenant in the event (i) Landlord has previously instituted litigation to enforce payment and performance as required under this lease, provided Landlord is successful and prevails in such action; or (ii) Tenant is consistently late in the punctual payment of annual Base Rent and/or additional rent required to be paid under this lease as shall be evidenced by four (4) episodes of late payment made during any twelve (12) month period measured from the date of the first late payment. "Late Payment" is hereby deemed to mean any payment not made within seven (7) days following written notice from Landlord to Tenant that the same is past due.

            49.   LIMIT OF LANDLORD'S LIABILITY

                  In case the Landlord shall be a joint venture, partnership, tenancy in common, association or other form of joint ownership, the individual members thereof shall have absolutely no personal liability or obligation with respect to any provision of this lease, or any obligation or liability arising therefrom or in connection therewith, except to the extent of any individual member's equity ownership of the land, Building and improvements comprising the Property, which covenant hereinabove referred to, shall be deemed effective as of the date Landlord completes and delivers the leased premises in accordance with the terms and conditions of the lease and the specifications herein provided.

            IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.


                                                                      (L.S.)
-------------------------------------- -------------------------------------
                                       MAURICE M. WEILL, TRUSTEE
                                       FOR RUTHERFORD PROPERTY

ATTEST:                                LOEHMANN'S, INC.


                                       By:
--------------------------------------    --------------------------------------

STATE OF NEW JERSEY     )
                        ) SS.:
COUNTY OF               )

            BE IT REMEMBERED, that on this    day of      , 1998, before me, the
subscriber, a                  personally appeared MAURICE M. WEILL, TRUSTEE FOR
RUTHERFORD PROPERTY, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.

                                          --------------------------------------

STATE OF NEW YORK       )
                        ) SS.:
COUNTY OF               )

            BE IT REMEMBERED, that on this    day of      , 1998, before me, the
subscriber,                    personally appeared who, I am satisfied, is the
person who signed the within Instrument as of LOEHMANN'S, INC., a corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                          --------------------------------------

                                  SCHEDULE "A"

            All that certain tract or parcel of land and premises, hereinafter particularly described, situate, lying and being in the Borough of Rutherford, County of Bergen and State of New Jersey, being more particularly described as follows:

BEGINNING at a point on the southwesterly side line of Altman Drive distant
417.20 feet from the intersection of said side line of Altman Drive with the southeasterly line of Veterans Boulevard and running thence

1) South 44 degrees 34 minutes 00 seconds East along Altman Drive 28.46 feet to a point; thence

2) Easterly 115.63 feet along a circular arc curving to the left with a radius of 50 feet and a central angle of 132 degrees 30 minutes 00 seconds to a point; thence;

3)  South 60 degrees 13 minutes 00 seconds East 620.40 feet to a point; thence

4)  North 23 degrees 48 minutes 20 seconds East 281.84 feet to a point; thence

5) South 56 degrees 16 minutes 30 seconds East 92.10 feet to the westerly right-of-way line of the Erie-Lackawanna Railroad; thence

6) South 9 degrees 59 minutes 09.7 seconds East 13.20 feet along the right-of-way line of the Erie-Lackawanna Railroad to a point; thence

7) South 89 degrees 58 minutes 30 seconds West 29.04 feet along the right-of-way line of the Erie-Lackawanna Railroad to a point; thence

8) South 9 degrees 59 minutes 09.7 seconds East 90.42 feet still along the right-of-way line of the Erie-Lackawanna railroad to a point; thence

9) North 89 degrees 58 minutes 30 seconds East 29.04 feet still along the right-of-way line of the Erie-Lackawanna Railroad to a point; thence

10) Still along the said right-of-way line South 9 degrees 59 minutes 09.2 seconds East 1042.88 feet to a point; thence

11) North 88 degrees 37 minutes 30 seconds West 97.80 feet to the north line of the North Service Road Route 3 and 17; thence

12) Northwesterly along the said north line of the North Service Road Route 3 and 17, 488.62 feet along a circular arc curving to the left with a radius of 482 feet and a central angle of 58 degrees 04 minutes 56 seconds; thence

13) Still along the said northerly right-of-way line South 86 degrees, 24 minutes 22 seconds West 332.84 feet to a point; thence

14) Northwesterly and still along the said northerly right-of-way line 649.57 feet along a circular arc curving to the right with a radius of 718.00 feet and a central angle of 51 degrees 50 minutes 06 seconds to a point, thence

15) Still along the said right-of-way line of North 41 degrees 45 minutes 32 seconds West 51.58 feet to a point; and thence

16) North 29 degrees 47 minutes 00 seconds East and parallel with the said southeasterly line of Veterans Boulevard 874.38 feet to the southwesterly side of Altman Drive and the point or place of BEGINNING.

Title to the above property was acquired by B. Altman & Co., a New York Corporation, under Two (2) Deeds from the Bellemead Development corporation, dated November 29, 1965, recorded December 10, 1965, in Book 4864, Page 205, and dated May 29, 1967, recorded June 7, 1967, in Deed Book 5049, Page 195, in the Bergen County Clerk's Office.

The above description is drawn in accordance with a survey prepared by Charles
H. Sells, Inc. dated September, 1977 and revised on September 23, 1985.

The above property is known as Lots 79, 82 and 83 in Block 219-B on the tax map of the Borough of Rutherford.